Exhibit 99.1

Fluent Announces Fourth Quarter and Full-Year 2021 Financial Results

•	Q4 2021 revenue of $99.8 million, up 21.8% over Q4 2020
•	Net income of $3.8 million, or $0.05 per share
•	Gross profit (exclusive of depreciation and amortization) of $27.5 million, up 8.9% over Q4 2020 and representing 28% of revenue
•	Media margin of $31.2 million, down 2.5% over Q4 2020 and representing 31.3% of revenue
•	Adjusted EBITDA of $10.2 million, representing 10.2% of revenue
•	Adjusted net income of $6.4 million, or $0.08 per share

New York, NY – March 8, 2022 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the fourth quarter and fiscal year ended December 31, 2021.

Donald Patrick, Fluent’s recently appointed Chief Executive Officer, commented, "Our results for the fourth quarter and the full year reflect the continued progress we are making towards the strategic transition of our business focused on building higher quality digital experiences for consumers, while creating more effective and sustainable customer acquisition solutions for marketers.  Our industry remains dynamic and rapidly evolving, and we continue to see world-class brands leaning in with strong demand on our performance marketplace.

By focusing squarely on delivering our client’s ROI goals, we are enhancing Fluent’s brand equity with our client partners, while ultimately building enterprise value for our stakeholders.”

Fourth Quarter Highlights

•	Revenue increased 21.8% to $99.8 million, from $82.0 million in Q4 2020
•	Net income of $3.8 million, or $0.05 per share, compared to net income of $0.2 million, or $0.00 per share
•	Gross profit (exclusive of depreciation and amortization) of $27.5 million, an increase of 8.9% over Q4 2020 and representing 28% of revenue
•	Media margin of $31.2 million, a decrease of 2.5% over prior year period and representing 31.3% of revenue
•	Adjusted EBITDA of $10.2 million, representing 10.2% of revenue
•	Adjusted net income of $6.4 million, or $0.08 per share

Full-Year 2021 Highlights

•	Revenue increased 6.0% to $329.3 million, from $310.7 million in 2020
•	Net loss of $10.1 million, or $0.13 per share, compared to net income of $2.2 million, or $0.03 per share
•	Gross profit (exclusive of depreciation and amortization) of $85.5 million, a decrease of 10.5% over 2020 and representing 26% of revenue
•	Media margin of $100.4 million, a decrease of 9.1% over prior year and representing 30.5% of revenue
•	Adjusted EBITDA of $23.2 million, representing 7.0% of revenue
•	Adjusted net income $7.6 million, or $0.09 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Strategic client relationships driving strong demand on Fluent’s performance marketplace
•	Sustainable improvement in monetization, as measured by media margin per registration, up 50% in 2021 (Q4 vs. Q1), enabled by Traffic Quality Initiative, enhanced CRM capabilities and investments in technology and analytics
•	Traffic Quality Initiative creating strategic growth framework and improving pricing against scalable media inventory, despite short term margin pressure
•	Fluent Sales Solutions scaling quickly, exceeding revenue expectations with planned margin expansion over time

  Conference Call

Fluent, Inc. will host a conference call on Tuesday, March 8, 2022 at 4:30 PM ET to discuss its 2021 fourth quarter and full-year financial results. To listen to the conference call on your telephone, please dial (844) 200-6205 for domestic callers, or (929) 526-1599 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the conference call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (929) 458-6194 or +44 204-525-0658, with the replay passcode 835969. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a global data-driven performance marketing company and trusted growth partner for leading brands. Experts in creating value for consumers, Fluent leverages its consumer database, digital media portfolio, and, proprietary data science and technology to deliver outcome-based solutions for marketers. Founded in 2010, the company is headquartered in New York City.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; the outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; dependence on our key personnel; dependence on third-party service providers; management of the growth of our operations, including international expansion and the integration of acquired business units or personnel; the impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry; failure to compete effectively against other online marketing and advertising companies; competition we face for web traffic; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift to mobile applications; failure to detect click-through or other fraud on advertisements; impact of increased fulfillment costs; failure to meet our clients’ performance metrics or changing needs; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2021	December 31, 2020
ASSETS:
Cash and cash equivalents	$34,467	$21,087
Accounts receivable, net of allowance for doubtful accounts of $313 and $368, respectively	70,228	62,669
Prepaid expenses and other current assets	2,505	2,435
Total current assets	107,200	86,191
Restricted cash	—	1,480
Property and equipment, net	1,457	2,201
Operating lease right-of-use assets	6,805	8,284
Intangible assets, net	35,747	45,417
Goodwill	165,088	165,088
Other non-current assets	1,885	1,559
Total assets	$318,182	$310,220
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$16,130	$7,692
Accrued expenses and other current liabilities	33,932	31,568
Deferred revenue	651	1,373
Current portion of long-term debt	5,000	7,293
Current portion of operating lease liability	2,227	2,291
Total current liabilities	57,940	50,217
Long-term debt, net	40,329	33,283
Operating lease liability, net	5,692	7,290
Other non-current liabilities	811	2,545
Total liabilities	104,772	93,335
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 83,057,083 and 80,295,141, respectively; and Shares outstanding — 78,965,260 and 76,349,274, respectively	42	40
Treasury stock, at cost — 4,091,823 and 3,945,867 shares, respectively	(10,723)	(9,999)
Additional paid-in capital	419,059	411,753
Accumulated deficit	(194,968)	(184,909)
Total shareholders’ equity	213,410	216,885
Total liabilities and shareholders’ equity	$318,182	$310,220

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$99,844	$81,996	$329,250	$310,719
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	72,337	56,733	243,716	215,135
Sales and marketing (1)	3,686	3,040	12,681	11,683
Product development (1)	4,458	3,403	15,789	12,604
General and administrative (1)	11,700	12,906	48,205	46,798
Depreciation and amortization	3,231	3,810	13,170	15,302
Goodwill impairment and write-off of intangible assets	11	1	354	818
Total costs and expenses	95,423	79,893	333,915	302,340
Income (loss) from operations	4,421	2,103	(4,665)	8,379
Interest expense, net	(344)	(1,168)	(2,184)	(5,350)
Loss on early extinguishment of debt	—	—	(2,964)	—
Income (loss) before income taxes	4,077	935	(9,813)	3,029
Income tax expense	(247)	(757)	(246)	(822)
Net income (loss)	$3,830	$178	$(10,059)	$2,207
Basic and diluted income (loss) per share:
Basic	$0.05	$0.00	$(0.13)	$0.03
Diluted	$0.05	$0.00	$(0.13)	$0.03
Weighted average number of shares outstanding:
Basic	80,640,974	78,600,700	79,977,313	78,611,145
Diluted	81,037,562	79,899,702	79,977,313	79,525,176

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$203	$163	$763	$822
Product development	211	285	879	1,099
General and administrative	770	98	3,119	3,473
Total share-based compensation expense	$1,184	$546	$4,761	$5,394

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,059)	$2,207
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,170	15,302
Non-cash loan amortization expense	432	1,407
Share-based compensation expense	4,761	5,394
Non-cash loss on early extinguishment of debt	2,198	—
Non-cash accrued compensation expense for Put/Call Consideration	3,213	1,775
Non-cash termination Put/Call Consideration	(629)	—
Goodwill impairment	—	817
Write-off of intangible assets	354	1
Provision for bad debts	91	269
Deferred income taxes	198	120
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(7,650)	(1,990)
Prepaid expenses and other current assets	(70)	(514)
Other non-current assets	(326)	(566)
Operating lease assets and liabilities, net	(183)	(176)
Accounts payable	8,438	(13,882)
Accrued expenses and other current liabilities	(636)	10,026
Deferred revenue	(722)	233
Other	(156)	(125)
Net cash provided by operating activities	12,424	20,298
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(1,426)
Capitalized costs included in intangible assets	(2,957)	(2,783)
Acquisition of property and equipment	(36)	(64)
Net cash used in investing activities	(2,993)	(4,273)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	49,624	—
Repayments of long-term debt	(46,735)	(11,802)
Exercise of stock options	934	—
Prepayment penalty on debt extinguishment	(766)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(724)	(515)
Proceeds from the issuance of stock	136	—
Repurchase of treasury stock	—	(1,300)
Net cash provided by (used in) financing activities	2,469	(13,617)
Net increase in cash, cash equivalents and restricted cash	11,900	2,408
Cash, cash equivalents and restricted cash at beginning of period	22,567	20,159
Cash, cash equivalents and restricted cash at end of period	$34,467	$22,567

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income is defined as net income (loss) excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2021	2020	2021	2020
Revenue	$99,844	$81,996	$329,250	$310,719
Less: Cost of revenue (exclusive of depreciation and amortization)	72,337	56,733	243,716	215,135
Gross Profit (exclusive of depreciation and amortization)	27,507	25,263	85,534	95,584
Gross Profit (exclusive of depreciation and amortization) % of revenue	28%	31%	26%	31%
Non-media cost of revenue (1)	3,702	6,749	14,843	14,837
Media margin	$31,209	$32,012	$100,377	$110,421
Media margin % of revenue	31.3%	39.0%	30.5%	35.5%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2021	2020	2021	2020
Net income (loss)	$3,830	$178	$(10,059)	$2,207
Income tax expense	247	757	246	822
Interest expense, net	344	1,168	2,184	5,350
Depreciation and amortization	3,231	3,810	13,170	15,302
Share-based compensation expense	1,184	546	4,761	5,394
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	—	591	3,213	1,775
Goodwill impairment	—	—	—	817
Write-off of intangible assets	11	1	354	1
Acquisition-related costs (1) (2)	891	22	4,297	173
Restructuring and certain severance costs	—	50	230	615
Certain litigation and other related costs	486	4,022	1,808	8,715
Adjusted EBITDA	$10,224	$11,145	$23,168	$41,171

(1) Included in the three and twelve months ended December 31, 2021 is a net expense of $405 and $3,201 related to the Full Winopoly Acquisition.

(2) Balance includes compensation expense related to non-competition agreements entered into as a result of an acquisition.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share data)	2021	2020	2021	2020
Net income (loss)	$3,830	$178	$(10,059)	$2,207
Share-based compensation expense	1,184	546	4,761	5,394
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	—	591	3,213	1,775
Goodwill impairment	—	—	—	817
Write-off of intangible assets	11	1	354	1
Acquisition-related costs (1) (2)	891	22	4,297	173
Restructuring and certain severance costs	—	50	230	615
Certain litigation and other related costs	486	4,022	1,808	8,715
Adjusted net income	$6,402	$5,410	$7,568	$19,697
Adjusted net income per share:
Basic	$0.08	$0.07	$0.09	$0.25
Diluted	$0.08	$0.07	$0.09	$0.25
Adjusted weighted average number of shares outstanding:
Basic	80,640,974	78,600,700	79,977,313	78,611,145
Diluted	81,037,562	79,899,702	80,852,095	79,525,176

(1) Included in the three and twelve months ended December 31, 2021 is a net expense of $405 and $3,201 related to the Full Winopoly Acquisition.

(2) Balance includes compensation expense related to non-competition agreements entered into as a result of an acquisition.

We present media margin, adjusted EBITDA and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com